Exhibit 5.1

Intellipharmaceutics International Inc.
30 Worcester Road
Toronto, Ontario
Canada M9W 5X2

October 12, 2018

Re:          IntelliPharmaCeutics International Inc. – Rule 462 Registration Statement

Ladies and Gentlemen:

We have acted as Canadian corporate counsel to Intellipharmaceutics International Inc. (the “Company”), a corporation formed under the federal laws of Canada, and are rendering this opinion in connection with the filing of a registration statement under Rule 462 of the Securities Act of 1933, as amended (the “Act”) (the “Rule 462 Registration Statement”) related to a registration statement on Form F-1, as amended (File No. 333-227448) (the “Related Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Act.

The Rule 462 Registration Statement is being filed by the Company with the Commission under the Act, for the registration of (i) up to US$1,200,000 of units (the “Units”), each Unit comprised of: (i) one common share of the Company (the “Unit Shares”); and (ii) one common share purchase warrant (a “Warrant”); and (B) up to US$1,188,000 of pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit comprised of: (i) one pre-funded common share purchase warrant (a “Pre-Funded Warrant”), each Pre-Funded Warrant being exercisable to purchase one common share of the Company (a “Pre-Funded Warrant Share”) in an aggregate amount of up to US$12,000; and (ii) one Warrant. Each Warrant underlying a Unit or Pre-Funded Unit is exercisable to purchase one common share of the Company (a “Warrant Share”) in an aggregate amount of up to US$1,200,000.

In addition, the Rule 462 Registration Statement relates to the issue of common share purchase warrants (the “Wainwright Warrants”), each Wainwright Warrant being exercisable to purchase one common share of the Company (a “Wainwright Warrant Share”) in an aggregate amount of up to US$90,000.

The Unit Shares, Warrants, Warrant Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Wainwright Warrants and Wainwright Warrant Shares are collectively referred to herein as the “Offered Securities”. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Offered Securities.

Examination of Documents

In giving the opinions expressed below we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(a)
the articles of the Company, as amended and currently in effect;

(b)
the by-laws of the Company, as currently in effect;

(c)
a certificate of an officer of the Company as to certain matters of fact (the “Officer’s Certificate”); and

(d)
certified resolutions of the Company’s board of directors relating to, among other things, the offering of the Offered Securities.

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Assumptions and Reliances

We have relied exclusively upon the certificates (including the Officer’s Certificate), documents and records we examined with respect to the accuracy of the factual matters contained in them and we have not performed any independent investigation or verification of those factual matters. We have assumed those factual matters were accurate on the date given and continue to be accurate as of the date of this opinion.

For the purposes of the opinions expressed below, we have assumed, without independent investigation or inquiry, that:

(a)
with respect to all documents and instruments examined by us, the signatures are genuine, the individuals signing those documents or instruments had legal capacity at the time of signing and, with respect to all parties to documents or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such documents or instruments, that such documents or instruments have been duly authorized by all requisite action (corporate or otherwise) executed and delivered by such parties and that such documents or instruments are the legal, valid, binding and enforceable obligations of such parties, all documents or instruments submitted to us as originals are authentic, and certified, conformed or photocopied copies, or copies transmitted electronically or by facsimile, conform to the authentic original documents or instruments;

(b)
with respect to the Warrants, Pre-Funded Warrants and Wainwright Warrants, that such documents or instruments are the legal, valid, binding and enforceable obligations of the parties thereto, including the Company; and

(c)
the completeness and accuracy of the Company’s corporate records in our possession, and the indices and records in all filing systems maintained in all public offices where we have searched or inquired or have caused searches or inquiries to be conducted are accurate and current, and all certificates and information issued or provided under those searches or inquiries are and remain accurate and complete;

The opinions expressed in this opinion letter are limited to the Canadian federal laws and such laws of the Province of Ontario as are applicable to the Company as a Canadian corporation and should not be relied upon, nor are they given in respect of, the laws of any other jurisdiction.

Opinions

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions stated herein, we are of the opinion that:

1.
The sale of the Unit Shares has been duly authorized and, when such Unit Shares are duly issued and delivered against payment of the consideration therefor on terms as finally determined by the board of directors of the Company, such Unit Shares will be validly issued as fully paid and non-assessable shares in the capital of the Company.

2.
The sale of the Warrants has been duly authorized and, when duly created, issued and sold on terms as finally determined by the board of directors of the Company, and upon the due exercise of such Warrants in accordance with their terms including the payment of the exercise price therefor, the Warrant Shares issuable thereby will be validly issued as fully paid and non-assessable shares in the capital of the Company.

3.
The sale of the Pre-Funded Warrants has been duly authorized and, when duly created, issued and sold on terms as finally determined by the board of directors of the Company, and upon the due exercise of such Pre-Funded Warrants in accordance with their terms including the payment of the exercise price therefor, the Pre-Funded Warrant Shares issuable thereby will be validly issued as fully paid and non-assessable shares in the capital of the Company.

4.
The issue of the Wainwright Warrants has been duly authorized and, when duly created and issued on terms as finally determined by the board of directors of the Company, and upon the due exercise of such Wainwright Warrants in accordance with their terms including the payment of the exercise price therefor, the Wainwright Warrant Shares issuable thereby will be validly issued as fully paid and non-assessable shares in the capital of the Company.

Qualifications and Limitations

The opinions expressed herein are subject to the following exceptions, qualifications and limitations: (a) the legality, validity, binding effect and enforceability of any agreement are subject to, and may be limited by, applicable bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, moratorium, preference and other similar laws of general applicable affecting the enforcement of creditors’ rights generally; and (b) the enforceability of the obligations of the Company may be limited by general equitable and legal principles, including those relating to the conduct of parties such as reasonableness and good faith in the performance of contracts, and to the principle that equitable remedies such as injunctive relief and specific performance are only available in the discretion of the court.

Consent

We consent to the filing of this opinion as an exhibit to the Rule 462 Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus forming part of the Rule 462 Registration Statement. In giving this consent, we do not thereby imply or admit that we come within the categories of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Offered Securities. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. We understand and agree that Buchanan Ingersoll & Rooney PC may rely on this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

Very truly yours,

/s/ Gowling WLG (Canada) LLP
_____________________________
Gowling WLG (Canada) LLP